Exhibit(d)(6)

    AMENDMENT NO. 2 DATED AS OF DECEMBER 26, 2007 TO THE SMALL CAP VALUE FUND
                          SUB-ADVISORY AGREEMENT DATED
                            AS OF SEPTEMBER 28, 2001


         WHEREAS, HIGHMARK CAPITAL MANAGEMENT, INC., a California corporation (the "Adviser"), and LSV ASSET MANAGEMENT, a Delaware general partnership (the "Sub-Adviser"), entered into a Sub-Advisory Agreement dated as of September 28, 2001 (the "Sub-Advisory Agreement"); and

         WHEREAS, the Adviser and the Sub-Adviser (collectively, the "Parties") desire to amend the Sub-Advisory Agreement as provided herein;

         NOW, THEREFORE, the Parties hereby agree as follows:

     1. AMENDMENT TO SECTION 15 OF THE SUB-ADVISORY AGREEMENT. Effective as of December 13, 2007, Section 15 is amended to reflect the following changes of address:


     "15. NOTICES. Any notices, advise or report to be given pursuant to this Agreement shall be delivered or mailed as set forth below:

               TO ADVISER AT:
               HighMark Capital Management, Inc.
               350 California Street, Suite 1600
               San Francisco, CA 94104
               Attention: President & CEO

               TO THE SUB-ADVISER AT:
               LSV Asset Management
               1 North Wacker Drive, Suite 4000
               Chicago, IL  60606
               Attention: Tremaine Atkinson, Partner and Chief Operating Officer

               TO THE TRUST OR THE FUND AT:
               HighMark Funds
               c/o HighMark Capital Management
               350 California Street, Suite 1600
               San Francisco, CA 94104
               Attention: Vice President, HighMark Funds Administration"

     2. DEFINED TERMS: CONFIRMATION OF OTHER TERMS OF THE SUB-ADVISORY AGREEMENT. Any capitalized terms used herein and not defined herein shall have the meaning assigned to it in the Sub-Advisory Agreement. The Sub-Advisory Agreement, as amended as provided herein, is hereby confirmed as being in full force and effect in accordance with its terms.

     3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument.


[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of December 26, 2007.


                                           HIGHMARK CAPITAL MANAGEMENT, INC.


                                           By:  /s/ Pamela O'donnell
                                                --------------------
                                                Name: Pamela O'Donnell
                                                Title: Vice President


                                           LSV ASSET MANAGEMENT


                                           By:  /s/ Tremaine Atkinson
                                                ---------------------
                                                Name: Tremaine Atkinson
                                                Title: COO


                                        2